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                                                                 Exhibit 10.11


                          WEBSITE DEVELOPMENT AGREEMENT

         THIS WEBSITE DEVELOPMENT AGREEMENT (this "Agreement"), is entered into this 7th day of November, 2000, by and between ORION HEALTHCARE TECHNOLOGY, INC., an Iowa corporation ("Orion"), and LILLETHORUP PRODUCTIONS, a Nebraska corporation ("Lillethorup").

         WHEREAS, Lillethorup provides computer internet services, including, without limitation, website design, development and support services;

         WHEREAS, Orion desires to engage Lillethorup for the purposes of designing, developing and supporting a website to provide an internet platform to customers of Orion and Orion's affiliate, CEU2000;

         NOW, THEREFORE, the parties mutually agree as follows:

                                    AGREEMENT

1.       SCOPE OF AGREEMENT

         Lillethorup hereby agrees to design, develop and support, including providing maintenance for, a website (the "Website") for and at the direction of Orion and its affiliate, CEU2000, in conformance with the terms of this Agreement and the specifications and descriptions set forth in the Statement of Work ("SOW") attached to this Agreement as Exhibit A and by this reference incorporated herein.

2.       TIME OF PERFORMANCE

                  (a) Lillethorup will design, develop and implement the Website in three (3) general stages, as described below:

                           (i) DATABASE DEVELOPMENT. Lillethorup will develop
                  and create the database necessary to include all fields and functions specified by Orion as set forth in the SOW;

                           (ii) ASP PAGES. Lillethorup will develop and create
                  all ASP pages necessary for proper functioning of the Website, and will program such pages to meet the requirements of the SOW and include all functionality and forms/form actions; and

                           (iii) HOME PAGE. Lillethorup will engineer the
                  graphic design and html and/or Flash creation of the home page of the Website; provided, however, that such graphic design will commence concurrent with the database development outlined in (i) above.

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                  (b) Subject to force majeure as set forth in Section 5 below, the date of completion of the Website shall be no later than February 2, 2001. The Website will be designed and developed on the following timeline:

                           (i) NOVEMBER 7, 2000: Website development
                  commencement date;

                           (ii) NOVEMBER 27, 2000: Lillethorup shall provide to
                  Orion, for Orion's review and approval, the initial draft of the design of the home page of the Website and the initial draft of the Website database;

                           (iii) DECEMBER 1, 2000: Orion shall provide
                  Lillethorup with comments and revisions to the initial drafts provided above and Lillethorup shall begin the programming of the ASP pages;

                           (iv) DECEMBER 19, 2000: Lillethorup shall provide to
                  Orion, for Orion's review and approval, the revised design of the home page of the Website and the revised Website database, each of which shall incorporate the revisions and comments provided by Orion in (iii) above;

                           (v) DECEMBER 20, 2000-JANUARY 1, 2001: Holiday break,
                  no performance by Lillethorup required during this time;

                           (vi) JANUARY 16, 2001: Lillethorup shall make final
                  draft of all components of Website available for review and approval or comment by Orion and shall begin testing of Website; and

                           (vii) FEBRUARY 2, 2001: Lillethorup shall have
                  completed all components of the Website and shall have made the Website operational and available to customers and licensees of Orion and its subsidiaries and affiliates, including CEU2000.

3.       COMPENSATION AND TERMS OF PAYMENT

         Lillethorup shall be paid a fee for its services equal to $25,000, which fee is to be paid in three equal installments as follows:

                  (a) $8350 to be paid upon the commencement of the design of the Website, which shall occur on or about November 7, 2000;

                  (b) $8350 to be paid upon Orion's approval of the final draft of the Website, which shall occur on or about January 16, 2001; and

                  (c) $8300 to be paid sixty (60) days after the completion of the Website to Orion's satisfaction, which shall occur on or about February 2, 2001.

         Lillethorup agrees to accept the compensation described above as full remuneration for performing all services and furnishing all staffing and materials and other expenses called for, all as

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outlined in the SOW; and for any reasonably foreseeable difficulties which may arise or be encountered in the execution of the services until acceptance of the Website; and for performance by Lillethorup of all its duties and obligations hereunder. Lillethorup agrees that no price increases shall be passed along to Orion during the term of this Agreement; provided, however, that in the event Orion requests additional design or development work not contemplated by this Agreement, Lillethorup shall, prior to commencing any such additional work, submit for Orion's approval an estimate of any additional cost.

4.       PERFORMANCE DELAYS

         Except as otherwise provided below or as waived in writing by Orion, Lillethorup shall be responsible for complying with and meeting the completion dates outlined above. In the event any completion date is missed by more than five business days, the final installment of the compensation to be paid to Lillethorup shall be reduced by $200.00 for each business day after the fifth such business day.

5.       FORCE MAJEURE

         Lillethorup shall not be responsible for any delays beyond the time named for the performance of this Agreement caused by an act of God, war, civil disturbance, labor dispute, or other cause beyond its reasonable control, provided Lillethorup gives written notice of the cause of the delay to Orion within ten calendar days of the start of the delay and further provided, that if such delay shall continue for thirty (30) days, then Orion may terminate this Agreement upon thirty (30) days' written notice to Lillethorup and Lillethorup shall deliver and assign to Orion any and all work performed or produced up to the date of such termination. If Lillethorup performs within said thirty (30) day period, then this Agreement shall continue in full force and effect as though no such notice had been given. Notice shall be given in accordance with
Section 14 of this Agreement.

6.       ORION'S OPPORTUNITIES TO REVIEW

         In addition to the opportunities for review outlined in Section 2 above, at Orion's option, Lillethorup shall make the Website and its components (including the database and ASP pages) available for Orion's review on or about December 7, 2000, January 8, 2001 and every two weeks thereafter until completion.

7.       COMMUNICATIONS

         All telephone calls from Orion to Lillethorup during the term of this Agreement shall be returned promptly by Lillethorup and in no event later than 24 hours after the telephone call is placed by Orion.

8.       TERM

         The term of this Agreement shall begin upon the execution of this Agreement or the commencement of any obligation by Lillethorup hereunder and shall end two years from the date

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that Orion accepts the Website and the Website is operational. Orion shall deliver a letter of satisfaction accepting the Website upon Orion's final approval and establishing the commencement of such two-year period.

9.       MAINTENANCE

Lillethorup shall provide continuing maintenance and service of the Website at no cost during the two years following the date that Orion accepts the Website and the Website is operational.

10.      TERMINATION

         If Lillethorup should persistently or repeatedly refuse or should fail to, except in cases for which extension of time is authorized by Orion, perform its obligations under this Agreement to Orion's satisfaction, then Orion may terminate this Agreement for cause. Prior to any termination as described above, Orion shall submit to Lillethorup a written notice specifying its intent to so terminate and granting Lillethorup ten business days to cure such default. In the event such default is not cured or waived by Orion in writing, this Agreement shall terminate. In the case of such default by Lillethorup and resulting termination, Orion may procure the services from other sources and may deduct the cost from any unpaid balance due to Lillethorup. The prices paid by Orion shall be the prevailing market price at the time such purchase is made. This is in addition to any other remedies available under the law.

         Upon termination, Orion agrees to pay Lillethorup for all products and services delivered or performed prior to termination, which meet the requirements of this Agreement provided, however, that such compensation shall not exceed the total compensation set forth in this Agreement as the total compensation may be reduced by payments already otherwise made and as further reduced by work not terminated or for services procured by Orion from other sources.

         Upon termination or other expiration of this Agreement, Lillethorup shall promptly return to Orion all papers, materials and other properties of the other held by it for purposes of performance under this Agreement as well as any and all work performed or produced by Lillethorup up to the date of such termination.

11.      INDEPENDENT CONTRACTOR

         Lillethorup at all times during the term of this Agreement shall be an independent contractor. Lillethorup shall assume full responsibility for the actions of its officers, employees, and agents as related to the services provided under this Agreement. Nothing contained herein shall be construed as creating the relationship of employer/employee or principal/agent between County and Contractor.

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12.      OWNERSHIP OF WEBSITE AND RELATED MATERIALS

         Title to the Website and all of its components (including the database and ASP pages) and all member or customer lists, documents, manual, patents, copyrights, trademarks, design rights, trade secrets, moral rights and other proprietary rights in the in the Website and its component shall be and will remain the exclusive property of Orion, regardless of whether specifically recognized or perfected under applicable laws. Lillethorup will not take any action that jeopardizes such proprietary rights, or acquire any right in the Website or its components without the express written consent of Orion.

13.      CONFIDENTIALITY

         Lillethorup acknowledges that in the design, development, implementation and maintenance of the Website, Lillethorup will receive information relating to Orion and its affiliates' business, the Website and the customers or members of Orion and its affiliates (collectively, "Proprietary Information"). Lillethorup agrees to keep all Proprietary Information in the strictest of confidence and shall be liable for any damages resulting from the disclosure of such information to any third party by Lillethorup and its officers, agents, employees and subcontractors. Information obtained by Contractor in the performance of this Agreement shall be treated as strictly confidential and shall be considered Proprietary Information and shall not be used by Lillethorup for any purpose other than the performance of this Agreement.

14.      NOTICES

         Any notice under this Agreement will be deemed given if in writing and delivered in person, by overnight delivery service, or by facsimile transmission, receipt confirmed, or three business days after such notice is deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, and addressed to the recipient party at the address set forth below:

If to Lillethorup:         Lillethorup Productions
                           4527 Dodge Street
                           Omaha, Nebraska 68132
                           Attention: Tim Lillethorup
                           Phone:     (402) 341-5423
                           Fax:       (402) 342-8392
                           E-mail:    TIM@LPVIDEO.COM

If to Orion:               Orion Healthcare Technology, Inc.
                           1823 Harney Street
                           Suite 101
                           Omaha, Nebraska 68102
                           Attn:      William C. Allan and Melissa Kelly
                           Phone:     (402) 341-8880
                           Fax:       (402) 341-8911
                           E-mail:    MELISSA@ORIONHEALTHCARE.COM

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     With a copy to:       Polk Waldman & Wickman LLC
                           1823 Harney Street
                           Suite 300
                           Omaha, Nebraska 68102
                           Attention: Margot J. Wickman
                           Phone: (402) 346-1100
                           Fax: (402) 346-1199
                           E-mail     MWICKMAN@POLKWALDMAN.COM

15.  MISCELLANEOUS

         (a) WAIVER IN WRITING. No term or provision of this Agreement shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

         (b) REMEDIES NOT EXCLUSIVE. The remedies for breach set forth in this Agreement are cumulative as to one another and as to any others provided by law, rather than exclusive; and the expression of certain remedies in this Agreement does not preclude resort by either party to any other remedies provided by law.

         (c) CHOICE OF LAW. The formation, interpretation and performance of this Agreement shall be governed by the laws of the State of Nebraska, provided that no section of this Agreement shall be interpreted for or against a party because that party or its legal representative drafted such section, and this Agreement shall be construed as if jointly prepared by the parties. No lawsuit pertaining to any matter arising under or growing out of this Agreement shall be instituted in any state other than Nebraska. Any legal proceeding with respect to this Agreement shall be filed in the appropriate court of the State of Nebraska in Douglas County, Nebraska.

         (d) HEADINGS. Headings used in this Agreement are for reference purposes only and shall not be considered in construing this Agreement.

         (e) VALIDITY. The invalidity in whole or in part of any section or provision of this Agreement shall not void or affect validity of any other article or provision of this Agreement.

         (f) ENTIRE AGREEMENT. This Agreement and all attached exhibits constitute the entire agreement between the parties with respect to the subject matter of this Agreement. This Agreement may be amended only by an amendment in writing signed by both parties.

         (g) ASSIGNMENT. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. Neither party may assign or transfer this Agreement without the prior written consent of the other party; provided, however, that Orion may assign to any of its affiliates or subsidiaries without prior written consent.

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         (h) COUNTERPARTS. This Agreement may be executed in more than one counterpart with the same effect as if all executing parties had executed the same document. Each such counterpart shall be deemed an original and such counterparts, taken together, shall constitute one and the same document.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        ORION HEALTHCARE TECHNOLOGY, INC.

                                        By     Wm C. Allan
                                           -------------------------------------
                                        Name   William C. Allan
                                             -----------------------------------
                                        Title  CEO
                                              ----------------------------------


                                        LILLETHORUP PRODUCTIONS

                                        By      Timothy S. Lillethorup
                                           -------------------------------------
                                        Name    Tim Lillethorup
                                             -----------------------------------
                                        Title   President
                                              ----------------------------------





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